Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Amendment No. 5 to Registration Statement No. 333-128820 of NightHawk Radiology Holdings, Inc. on Form S-1 of our report dated August 16, 2005 relating to the financial statements of American Teleradiology NightHawks, Inc. as of and for the years ended December 31, 2004 and 2003, appearing in the prospectus, which is part of this Registration Statement and to the reference to us under the heading “Experts” in such prospectus.

/s/    DELOITTE & TOUCHE LLP

Chicago, IL

February 6, 2006